\ Supplemental Financial Information March 3, 2026

VERSANT \ 1

Standalone Revenue, Costs and Expenses, Excluding Depreciation and Amortization, and Adjusted EBITDA

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
(in millions)	2025	2025	2025	2025	2025	2024	2024	2024	2024	2024
Revenue										
Linear distribution	$ 1,085	$ 1,017	$ 992	$ 997	$ 4,092	$ 1,161	$ 1,066	$ 1,039	$ 1,059	$ 4,325
Advertising	388	425	394	370	1,577	441	489	393	407	1,731
Platforms	176	223	224	202	826	169	202	222	203	795
Content licensing and other	57	43	54	41	193	48	51	59	53	211
Total revenue	**$ 1,706**	**$ 1,708**	**$ 1,663**	**$ 1,610**	**$ 6,688**	**$ 1,819**	**$ 1,808**	**$ 1,713**	**$ 1,723**	**$ 7,062**
Costs										
Programming and production	$ 547	$ 573	$ 744	$ 582	$ 2,446	$ 585	$ 633	$ 839	$ 550	$ 2,606
Other	108	127	129	128	491	104	114	121	119	458
Total costs of revenue	654	700	873	710	2,937	688	747	960	669	3,064
Selling, general and administrative [1]	380	402	410	380	1,572	376	406	407	410	1,599
Total Standalone Costs and Expenses, Excluding Depreciation and Amortization [1]	**$ 1,035**	**$ 1,102**	**$ 1,282**	**$ 1,089**	**$ 4,509**	**$ 1,065**	**$ 1,153**	**$ 1,366**	**$ 1,079**	**$ 4,664**
Standalone Adjusted EBITDA [1]	**$ 672**	**$ 606**	**$ 381**	**$ 521**	**$ 2,180**	**$ 754**	**$ 654**	**$ 347**	**$ 644**	**$ 2,399**
Standalone Adjusted EBITDA margin [1]	39 %	35 %	23 %	32 %	33 %	41 %	36 %	20 %	37 %	34 %

1. Non-GAAP financial measure, refer to Notes page for additional information and reconciliation to the most comparable GAAP measure.

See Notes page for basis of presentation and additional information.

\ Notes Basis of Presentation Our combined financial statements for periods prior to our separation from Comcast ("the Separation") on January 2, 2026 were derived from Comcast’s historical accounting records as if Versant operations had been conducted independently from Comcast, and reflect our assets, liabilities, revenues and expenses on a historical cost basis. The combined financial statements were prepared on a standalone basis in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. The historical financial statements were prepared using allocations and carve-out methodologies through December 31, 2025, using assumptions that management believes are reasonable. Accordingly, the combined financial statements herein for periods prior to the separation from Comcast may not be indicative of our future performance, do not necessarily include the actual expenses that would have been incurred by us, and may not reflect our results of operations, financial position, and cash flows had we been a separate, standalone company during the historical periods presented. Numerical information is presented on a rounded basis using actual amounts, unless otherwise noted. Minor differences in totals and percentage calculations may exist due to rounding. Non-GAAP Financial Measures In addition to financial measures included in our combined financial statements, we use certain non-GAAP financial measures as defined below. We provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP in the following pages. Adjusted EBITDA is defined as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain other events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is defined as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any, and further adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions. From time to time, we may exclude from Standalone Adjusted EBITDA the impact of certain events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is presented for informational purposes only and does not purport to represent what our results of operations actually would have been had we operated as a standalone company for the periods presented or to project our financial performance for any future period. Standalone Adjusted EBITDA is based on available information, estimates and assumptions, which we believe are reasonable, although actual future results will differ from the amounts presented. Standalone Adjusted EBITDA Margin is calculated as Standalone Adjusted EBITDA as a percentage of revenue. 2

\ Notes (Continued) Non-GAAP Financial Measures (Continued) Standalone Selling, General and Administrative expense is defined as selling, general and administrative expenses adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions, and further adjusted to exclude the impact of transaction and transaction-related costs. Standalone Costs and Expenses, Excluding Depreciation and Amortization is defined as the aggregate amount of costs and expenses, excluding depreciation and amortization adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions, and further adjusted to exclude the impact of transaction and transaction-related costs. Standalone Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures and adjusted to give effect to estimated incremental costs of commercial agreements with Comcast, estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions, estimated incremental capital expenditures we expect to incur as a standalone company, expected interest payments related to borrowings under the financing transactions entered into in connection with our separation from Comcast, and the related tax impacts. Net Debt represents long-term debt, including current portion, less cash and cash equivalents. Net Leverage is calculated as Net Debt divided by trailing twelve months Standalone Adjusted EBITDA. Day 1 Net Leverage is based on long-term debt of $3 billion, cash and cash equivalents of $850 million and Standalone Adjusted EBITDA of $2.18 billion for the year ended December 31, 2025. 3

VERSANT 4

Reconciliation from Net Income Attributable to Versant to Adjusted EBITDA and Standalone Adjusted EBITDA

(in millions)	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2025 FY	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2024 FY
Net income attributable to Versant	$ 367	$ 302	$ 80	$ 181	$ 930	$ 430	$ 373	$ 184	$ 376	$ 1,363
Net income (loss) attributable to noncontrolling interests	—	1	(1)	—	1	(1)	(1)	1	2	2
Income tax expense	132	106	45	13	297	150	131	64	133	478
Investment and other loss (income), net	—	1	39	(9)	31	—	—	—	(1)	(1)
Interest expense	—	—	—	13	13	—	—	—	—	—
Depreciation and amortization	245	244	255	267	1,010	249	245	251	244	989
Adjustments for transaction and transaction-related costs [1]	12	32	27	71	142	—	—	—	6	6
Adjusted EBITDA	**$ 757**	**$ 685**	**$ 445**	**$ 537**	**$ 2,425**	**$ 828**	**$ 747**	**$ 501**	**$ 761**	**$ 2,837**
Incremental costs of commercial agreements with Comcast [2]	(45)	(43)	(46)	(51)	(186)	(51)	(50)	(64)	(50)	(215)
Incremental costs of corporate administrative, facilities and support functions [3]	(40)	(36)	(19)	36	(59)	(22)	(43)	(91)	(68)	(224)
Standalone Adjusted EBITDA	**$ 672**	**$ 606**	**$ 381**	**$ 521**	**$ 2,180**	**$ 754**	**$ 654**	**$ 347**	**$ 644**	**$ 2,399**

1. Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

2. Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.

3. Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.

VERSANT

5

Reconciliations from Selling, General and Administrative Expenses to Standalone Selling, General and Administrative Expenses and from Costs and Expenses, Excluding Depreciation and Amortization to Standalone Costs and Expenses, Excluding Depreciation and Amortization

(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Selling, general and administrative expenses	$ 307	$ 355	$ 372	$ 435	$ 1,469	$ 303	$ 313	$ 252	$ 299	$ 1,167
Transaction and transaction-related costs [1]	(12)	(32)	(27)	(71)	(142)	—	—	—	(6)	(6)
Incremental costs of commercial agreements with Comcast [2]	45	43	46	51	186	51	50	64	50	215
Incremental costs of corporate administrative, facilities and support functions [3]	40	36	19	(36)	59	22	43	91	68	224
Standalone Selling, General and Administrative Expenses	**$ 380**	**$ 402**	**$ 410**	**$ 380**	**$ 1,572**	**$ 376**	**$ 406**	**$ 407**	**$ 410**	**$ 1,599**
Costs and expenses, excluding depreciation and amortization	$ 961	$ 1,055	$ 1,245	$ 1,145	$ 4,406	$ 991	$ 1,060	$ 1,212	$ 968	$ 4,231
Transaction and transaction-related costs [1]	(12)	(32)	(27)	(71)	(142)	—	—	—	(6)	(6)
Incremental costs of commercial agreements with Comcast [2]	45	43	46	51	186	51	50	64	50	215
Incremental costs of corporate administrative, facilities and support functions [3]	40	36	19	(36)	59	22	43	91	68	224
Standalone Costs and Expenses, Excluding Depreciation and Amortization	**$ 1,035**	**$ 1,102**	**$ 1,282**	**$ 1,089**	**$ 4,509**	**$ 1,065**	**$ 1,153**	**$ 1,366**	**$ 1,079**	**$ 4,664**

1. Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

2. Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.

3. Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.

\ Reconciliation from Net Cash Provided by Operating Activities to Standalone Free Cash Flow (in millions) 2025 Net cash provided by operating activities $ 2,022 Capital expenditures (167) Incremental capital expenditures (1) (80) Cash payments for interest (2) (197) Incremental costs of commercial agreements with Comcast (3) (186) Incremental costs of corporate administrative, facilities and support functions (4) (59) Incremental cash payments for income taxes (5) 136 Standalone Free Cash Flow $ 1,469 6 1. Amounts represent estimated incremental capital expenditures anticipated on a recurring basis to support our operations, which are incremental to amounts included in the historical Combined Statements of Cash Flows and primarily related to shared assets not presented in our historical financial statements. 2. Amounts represent estimated interest payments associated with senior secured notes, and Term Loan A and Term Loan B facilities, totaling approximately $3 billion of debt following the Separation, which has maturities of approximately five years and an estimated weighted average interest rate of 6.6%. 3. Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory. 4. Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets. 5. Amounts represent the estimated impact on cash payments for income taxes of the incremental capital expenditures, cash payments for interest, incremental costs of commercial agreements entered into with Comcast and incremental costs related to corporate administrative, facilities and support functions. The tax effect has been determined by applying the respective statutory tax rates to the aforementioned adjustments in jurisdictions where valuation allowances were not required.